Exhibit 5.1

                      Nixon, Hargrave, Devans & Doyle LLP
                       Attorneys and Counsellors at Law
                                Clinton Square
                             Post Office Box 1051
                        Rochester, New York  14603-1051
                                (716) 263-1000
                             FAX:  (716) 263-1600


                               September 5, 1996


Home Properties of New York, Inc.
850 Clinton Square
Rochester, New York  14604

Gentlemen:

          We have acted as counsel to Home Properties of New York, Inc.
(the "Company") in connection with the Registration Statement on Form S-3, Registration No. 333-2672 filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the sale of up to 2,630,000 shares of Common Stock of the Company, par value $.01 issuable to partners of Home Properties of New York, L.P. (the "Operating Partnership") upon the exercise of certain rights with respect to their interests in the Operating Partnership.

          We have examined the originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and the Operating Partnership and all such agreements, certificates of public officials, certificates of officers or other representatives of the Company, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the Articles of Incorporation of the Company, as amended to the date hereof, (ii) the By-Laws of the Company, as amended to the date hereof, (iii) certified copies of certain resolutions duly adopted by the Board of Directors and stockholders of the Company, and (iv) the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended (the "Partnership Agreement").

          Based upon the foregoing, it is our opinion that the shares of Common Stock have been duly authorized, and, after the Common Stock shall have been issued and delivered as described in such Registration Statement and the Partnership Agreement and the consideration therefor shall have been received by the Company, such shares of Common Stock will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name as it appears under the caption "Legal Matters" in the prospectus contained in such Registration Statement.

                                   Very truly yours,

                                   /s/ Nixon, Hargrave, Devans & Doyle LLP